Exhibit 10.2

                            ALTO GROUP HOLDINGS, INC.

                        8% SECURED CONVERTIBLE DEBENTURE
                             DUE SEPTEMBER 14, 2011

$60,000.00 USD                                              Huntington Beach, CA
                                                            September 15, 2009

FOR VALUE RECEIVED, ALTO Group Holdings, Inc. (hereinafter the "Maker") hereby unconditionally promises to pay to the order of DSC, Inc., a Nevada Corporation, holder and hereinafter to be referred to as the "Lender" the principal sum of $60,000.00, in lawful money of the United States of America, together with applicable interest.

Term of Convertible Debenture   24 Months

Maturity Date                   September 14, 2011

Interest Rate                   8%

Unless accelerated upon default or previously prepaid, the entire principal balance of the indebtedness evidenced or created by this Convertible Debenture, plus any outstanding accrued interest, shall be due and payable on or before September 14, 2011 ("Maturity Date"). Time is of the essence on this Note and each and every provision hereof.

Each payment shall be applied first to any outstanding costs, any late fees or amounts previously due and then to the applicable accrued and unpaid interest and then to the reduction of the principal balance. Should interest not be so paid it shall be added to the principal amount due under this Note and bear like interest as the principal but such unpaid interest so compounded will not exceed the maximum rate permitted by applicable law, if any.

Conversion

     a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions
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hereunder,  the  Holder  shall not be  required  to  physically  surrender  this
Debenture to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 1 Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

     1. Conversion Price. The conversion price in effect on any Conversion Date shall be $4.50

     b) Should default occur, the total sum remaining unpaid shall bear interest at the rate of ten percent (10%) per annum during any period of default from the date the last payment was made In addition, a late charge will be due equal to the amount of Ten percent (10%) of the monthly payment for any payment that is not paid on or before the 14h day of each month. Any such late charge(s) shall be added to the principal amount due under this Note. If not sooner paid, the entire unpaid principal balance together with accrued interest shall be all due and payable on the Maturity Date.

The payment of principal and interest hereunder is unsecured by the Maker and shall be construed as a general obligation of the Maker with all rights of collection and recourse inherent therein reserved by Lender. An "Event of Default" under this Note shall exist if any of the following events shall occur and be continuing: (a) Maker shall fail to make any payment of interest and/or principal due under this Note by the 10th day of each month; or (b) Maker is in breach of or default under any provision contained in this Promissory Note.

Upon the occurrence of an Event of Default, the holder hereof may, at its sole option and in addition to exercising any rights or remedies available under this Note or otherwise at law or in equity, declare the principal of, and all interest then accrued thereon, and any or all indebtedness evidenced hereby, to be immediately due and payable upon ten (10) days written notice.

Maker and each surety, endorser, guarantor and any other party ever liable for payment of any sums of money payable on this Promissory Note, jointly and severally waive presentment, protest, notice of protest and non-payment, demand and all legal diligence in enforcing collection and expressly agree that their liability under this Promissory Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by an release or change in any security for the payment of this Promissory Note, and hereby consent to any and all renewals, extensions, indulgences, releases and changes, regardless of the number of such renewals, extensions, indulgences, releases and changes.
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No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Promissory Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

Should more than one Maker sign this Promissory Note, all of the obligations herein shall be the joint and several obligation of each signer hereof. All assets whatsoever of each Maker, endorser and guarantor are committed for the payment of this Promissory Note, including, without limitation, separate assets, community assets, and assets held in partnership, joint tenancy, tenancy in common, or other form or whole or partial ownership.

This Convertible Debenture is being executed and delivered, and is intended to be performed, in the State of California, United States of America. The
substantive  laws  of  California  shall  govern  the  validity,   construction,
enforcement and interpretation of this Promissory Note. In the event of a dispute involving this Promissory Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Huntington Beach, Orange County, California. In the event Maker fails to timely pay principal and interest hereunder or causes an Event of Default to occur, Payee shall be entitled to recover its legal costs and reasonable attorneys' fees incurred as a result thereof.

     IN WITNESS WHEREOF, the undersigned have executed this document as of the day and year first above written.

MAKER:


By: /s/ Natalie Bannister
   --------------------------------------------------
Natalie Bannister, Chief Financial Officer & Director
ALTO Group Holdings, Inc.